Exhibit 10.38

SEQUENTIAL BRANDS GROUP, INC.

Performance Stock Unit Award Agreement

THIS PERFORMANCE STOCK UNIT AWARD AGREEMENT (the “Award Agreement”) is made and entered into as of [ ] (“Grant Date”) by and between Sequential Brands Group, Inc., a Delaware corporation (the “Company”), and [ ] (the “Participant”). Defined terms not explicitly defined in this Award Agreement shall have the same definitions ascribed to such terms in the Plan.

WHEREAS, the Company has adopted the Sequential Brands Group, Inc., 2013 Stock Incentive Compensation Plan, as may be amended from time to time (the “Plan”), pursuant to which an Award of performance-based Restricted Stock Unit (the “PSU”) may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant the PSUs, subject to the terms and conditions of the Plan and this Award Agreement.

NOW, THEREFORE, in consideration of the terms and conditions set forth herein, the parties agree as follows:

1.      Grant of PSUs. Subject to the terms and conditions of the Plan and this Award Agreement, the Company hereby grants the Participant a target number of [ ] PSUs as of the Grant Date (“Target Award”). Each PSU represents the right to receive one Share. The number of PSUs that the Participant may actually earn during each Vesting Period (as defined below) shall be determined as a percentage of the Target Award based on the level of achievement of the performance goals set forth in Schedule A attached hereto (the “Performance Goals”).

2.      Vesting Period. For purposes of the Plan and this Award Agreement, “Vesting Period” shall mean each of the calendar years [ ].

3.      Performance Goals.

(a)       Subject to the terms and conditions of the Plan and this Award Agreement, the number of PSUs that may be earned by the Participant shall be determined by the Committee promptly following the completion each Vesting Period based on the level of achievement of the Performance Goals over the Vesting Period.

(b)      Promptly following the completion of each Vesting Period, the Committee shall review and certify in writing (i) whether, and to what extent, the Performance Goals for the Vesting Period have been achieved, and (b) the number of PSUs that the Participant shall earn, if any. Such certification shall be final, conclusive and binding on the Participant, and on all other parties, to the maximum extent permitted by law.

4.      Vesting of PSUs. Subject to the terms and conditions of the Plan and this Award Agreement, the actual number of PSUs that shall be earned and become non-forfeitable pursuant to this Award Agreement for each Vesting Period shall be (i) based on the level of achievement of the Performance Goals during each Vesting Period and (ii) subject to the Participant remaining in the continuous employment or service of the Company as of December 31 for each applicable Vesting Period. Performance against each of the Performance Goals shall be subject to separate payout calculations determined by the Committee, in its sole discretion, and shall be rounded to the nearest whole PSU. In the event that any of the Performance Goals are between performance levels, the number of PSUs that shall be earned and become non-forfeitable shall be interpolated.

5.      Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the number of PSUs shall be adjusted as contemplated by Section 4(c) of the Plan.

6.      Shareholder Rights. No Shareholder Rights. The Participant shall have no rights as a shareholder with respect to any PSUs until Shares underlying the PSUs, if any, shall have been actually issued to the Participant following each Vesting Period.

7.      Treatment upon a Termination of Service. Unless otherwise provided in an Individual Agreement between the Company and the Participant, in the event of the Participant’s Termination of Service, the vesting or forfeiture of his or her PSUs will be subject to the terms and conditions of Section 8(h) of the Plan.

8.      Treatment upon a Change in Control. Unless otherwise provided in an Individual Agreement between the Company and the Participant, in the event of a Change in Control, the vesting or forfeiture of the Participant’s PSUs will be subject to the terms and conditions of Section 14a(ii) of the Plan.

9.      Payment of PSUs. Payment in respect of the vested portion of the PSUs earned for each Vesting Period shall be issued to the Participant as soon as practicable following the Vesting Period and in any event no later than sixty (60) days following the Vesting Period.

10.  General Terms.

(a)       Transferability. Except as otherwise provided in the Plan, this Award Agreement, may not be sold, transferred, pledged, assigned, encumbered, alienated, hypothecated, or otherwise disposed of without the prior consent of the Committee, in its sole discretion.

(b)      Award Not a Service Contract. Neither this Award Agreement nor the Award granted hereunder is an employment or service contract, and nothing in this Award Agreement shall be deemed to create in any way whatsoever any obligation on the part of the Participant to continue in the employ of the Company, or of the Company to continue the Participant’s employment.

(c)       Tax Withholding Obligations. Pursuant to the terms and conditions of the Plan, the Company and any Affiliates are authorized to withhold from the PSUs or any payment due under the Plan the amount of all federal, state, local and non-United States taxes due in respect of the PSUs, or require the Participant, prior to delivery of any Shares underlying the PSUs to remit to the Company, an amount sufficient to satisfy any applicable tax withholding requirements with respect to the PSUs. The Company, in its sole discretion, may permit the Participant to satisfy any applicable payroll taxes arising upon the payment of the PSUs by having the Company withhold Shares or by the Participant tendering Shares, in each case in an amount sufficient to satisfy any such tax obligations. Shares withheld or tendered will be valued using the fair market value of the Shares on the date the Shares are paid, using a valuation methodology established by the Company.

(d)      Plan Document Controls. In the event of any conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control.

(e)       Applicable Law. This Award Agreement shall be subject to the laws of the State of New York and to all applicable laws and to the approvals by any governmental or regulatory agency as may be required.

(f)       Committee Decisions Final. Any dispute or disagreement that arises under, or as a result of, or pursuant to, or in connection with, the interpretation or construction of the terms of this Award Agreement or the Award granted hereunder shall be determined by the Committee in its sole discretion. Any interpretation by the Committee of the terms of the Award shall be final and binding on all persons affected thereby.

(g)       Amendments. The Committee may unilaterally amend or alter the terms of the PSUs, including this Award Agreement, retroactively or otherwise, in any manner consistent with the provisions of Section 15 of the Plan; provided, however, that no such alteration or amendment may, without the consent of the Participant, materially impair the previously accrued rights of the Participant with respect to the PSUs. Notwithstanding any provision herein to the contrary, the Committee shall have broad authority to amend this Award Agreement to take into account changes in applicable tax laws, accounting rules, stock exchange rules and other applicable state and federal laws, including without limitation, any amendments made pursuant to Section 409A of the Code.

(h)      Entire Agreement; Headings. This Award Agreement and the other related documents expressly referred to herein set forth the entire agreement and understanding between the parties hereto. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Award Agreement.

(i)        Successors. All obligations of the Company under the Plan with respect to the PSUs shall be binding on any successor to the Company.

(j)        Securities Laws Compliance. No Shares shall be issued or transferred under this Award Agreement unless the Committee determines that such issue or transfer is in compliance with all applicable U.S. federal, state and/or foreign securities laws and regulations,.

(k)      Acceptance of Award. The Participant acknowledges that he or she has reviewed the Plan and this Award Agreement in their entirety, understands the terms and conditions of the Plan and this Award Agreement, and has had an opportunity to obtain the advice of counsel and a qualified tax advisor prior to accepting the Award. The Participant hereby agrees to comply with the terms and conditions of the Plan and this Award Agreement and accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and this Award Agreement.

Please acknowledge receipt of this Award Agreement by signing the enclosed copy of this Award Agreement as provided below and returning it promptly to Gary Klein, Chief Financial Officer of the Company.

SEQUENTIAL BRANDS GROUP, INC.	PARTICIPANT

By:	By:

Date:	Date:

Name:	Name:
Title:	Title:

EXHIBIT A

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